Exhibit 99.1

NEWS

MSC DECLARES SPECIAL DIVIDEND OF $5.00 PER SHARE

AND REGULAR QUARTERLY DIVIDEND OF $0.75 PER SHARE

MELVILLE, NY and DAVIDSON, NC, December 17, 2019 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company," a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America, today announced that its Board of Directors has declared a special cash dividend of $5.00 per share. The special cash dividend is payable on February 5, 2020 to shareholders of record at the close of business on January 22, 2020. The ex-dividend date is January 21, 2020. The Company will initially fund the approximately $277 million required for the special cash dividend from cash on hand and its revolving credit facility.

The Company today also announced that its Board of Directors has declared the regular quarterly cash dividend of $0.75 per share. The cash dividend is payable on February 5, 2020 to shareholders of record at the close of business on January 22, 2020. The ex-dividend date is January 21, 2020.

The Company’s reporting date for fiscal first quarter 2020 is scheduled for January 8, 2020.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1.7 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of 6,700 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

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Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: general economic conditions in the markets in which we operate; changing customer and product mixes; competition, including the adoption by competitors of aggressive pricing strategies and sales

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com

methods; industry consolidation and other changes in the industrial distribution sector; volatility in commodity and energy prices; the outcome of government or regulatory proceedings or future litigation; credit risk of our customers; risk of customer cancellation or rescheduling of orders; work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; dependence on our information systems and the risks of business disruptions arising from changes to our information systems and disruptions due to catastrophic events, power outages, natural disasters, computer system or network failures, computer viruses, physical or electronic break-ins and cyber-attacks; retention of key personnel; retention of qualified sales and customer service personnel and metalworking specialists; risk of loss of key suppliers, key brands or supply chain disruptions; risks associated with changes to trade policies, including the impact from significant restrictions or tariffs; risks associated with opening or expanding our customer fulfillment centers; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; failure to comply with applicable environmental, health and safety laws and regulations; goodwill and intangible assets recorded as a result of our acquisitions could be impaired; risks associated with the volatility of our common stock; and our principal shareholders exercise significant control over us. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com